SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Fitch Ratings today announced that it has assigned credit ratings of 'A+' to Schering-Plough Corporation's Schering-Plough senior unsecured debt and bank loan debt, and 'F1'

to the Schering-Plough commercial paper and said the rating outlook is negative. The Fitch Ratings press release is attached to this 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this 8-K:

99.1 Fitch Press Release issued September 19, 2003 titled "Fitch Rates Schering-Plough 'A+'; Ratings Outlook Negative."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/E. Kevin Moore

E. Kevin Moore

Vice President and Treasurer

Date: September 19, 2003

Exhibit Index

The following exhibit is filed with this 8-K:

99.1 Fitch Press Release issued September 19, 2003 titled "Fitch Rates Schering-Plough 'A+'; Ratings Outlook Negative."